As filed with the Securities and Exchange Commission on September 30, 2015
Registration No. 333-[_______]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

DELAWARE	13-3768097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1133 Westchester Avenue, Suite N222
White Plains, New York 10604
(914) 461-1300
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_______________

Jack L. Howard
Vice Chairman and Principal Executive Officer
1133 Westchester Avenue, Suite N222
White Plains, New York 10604
(914) 461-1300
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
_______________

With a copy to:

Steve Wolosky, Esq.
Olshan Frome Wolosky LLP
65 East 55th Street
New York, NY 10022
(212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share	1,429,407	$24.60	$35,163,413	$4,086

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of additional shares of Common Stock as may be offered with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low reported sale prices of our common stock on September 29, 2015, as reported on the NASDAQ Capital Market.

____________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED: SEPTEMBER 30, 2015
PRELIMINARY PROSPECTUS

1,429,407 Shares of Common Stock
_______________

Handy & Harman Ltd.
1133 Westchester Avenue, Suite N222
White Plains, New York 10604
(914) 461-1300
_______________

This prospectus relates to the sale, from time to time following the date hereof, of up to 1,429,407 shares of the common stock, par value $0.01 per share, of Handy & Harman Ltd. by the selling stockholder named in this prospectus.

We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.  See “Use of Proceeds.”  We will bear all costs relating to the registration of the shares, and the selling stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares.

The selling stockholder or its pledgees, donees, transferees or successors-in-interest may offer and sell or otherwise dispose of any or all of their shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.  See “Plan of Distribution” beginning on page 6 for more information about how the selling stockholder may sell or dispose of its shares.

Investing in our common stock involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before investing in our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “HNH.” On September 29, 2015, the last reported sale price of our common stock on the NASDAQ Capital Market was $23.77 per share.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                  ] [    ], 2015.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery of this prospectus or of any sale of shares.

In this prospectus, except as otherwise indicated, the words “HNH” or the “Registrant” refer to Handy & Harman Ltd. and the words “the Company,” “we,” “us,” “our” and “ours” refer to Handy & Harman Ltd. together with its consolidated subsidiaries.   References in this prospectus to “fiscal year” or “fiscal” refer to our financial reporting years ending on December 31 in the applicable calendar year.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus.  This summary may not contain all the information that you should consider before determining whether to invest in our securities.  You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Overview of the Company

HNH is a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves. Through its wholly-owned operating subsidiaries, HNH focuses on high margin products and innovative technology and serves customers across a wide range of end markets. HNH sells its products and services through direct sales forces, distributors and manufacturer’s representatives. It serves a diverse customer base, including the construction, electrical, transportation, utility, medical, oil and gas exploration and food industries. As described below, H&H Group (as defined below) recently completed the acquisition of JPS Industries, Inc. (“JPS”) in July 2015.  JPS is a major U.S. manufacturer of sheet and mechanically formed glass and aramid materials for specialty applications in a wide expanse of markets requiring highly engineered components. JPS’s products are used in a wide range of applications including: advanced composite materials; civilian and military aerospace components; printed electronic circuit boards; filtration and insulation products; specialty commercial construction substrates; automotive and industrial components; and soft body armor for civilian and military applications.

HNH’s diverse product offerings are marketed throughout the United States and internationally. HNH owns Handy & Harman Group Ltd. (“H&H Group”), which owns Handy & Harman (“H&H”) and Bairnco, LLC, formerly Bairnco Corporation. HNH manages its group of businesses on a decentralized basis with operations principally in North America. HNH’s business units encompass the following segments: Joining Materials, Tubing, Building Materials and Kasco Blades and Route Repair Services.

We previously operated under the name WHX Corporation and were incorporated in Delaware in 1994. Our website address is www.handyharman.com. The information contained or incorporated in, or accessible through, our website is not a part of or incorporated by reference into this prospectus. Our principal executive office is located at 1133 Westchester Avenue, Suite N222, White Plains, New York 10604, and our telephone number is (914) 461-1300.

Exchange Agreement with Selling Stockholder

Effective July 2, 2015, H&H Group completed its acquisition of JPS pursuant to the Agreement and Plan of Merger, dated as of May 31, 2015 (“Merger Agreement”), by and among the Company, H&H Group, HNH Group Acquisition LLC, a Delaware limited liability company and a subsidiary of H&H Group (“H&H Acquisition Sub”), HNH Group Acquisition Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of H&H Acquisition Sub (“Sub”), and JPS.  JPS is a major U.S. manufacturer of mechanically formed glass and aramid substrate materials for specialty applications in a wide expanse of markets requiring highly engineered components.  At the effective time of the Merger (as defined below), Sub was merged with and into JPS (“Merger”), with JPS being the surviving corporation in the Merger, and each outstanding share of JPS common stock (other than shares held by the Company and its affiliates, including the selling stockholder hereunder, SPH Group Holdings LLC (“SPH Group Holdings”), a subsidiary of Steel Partners Holdings L.P. (“Steel Holdings”), the parent company of the Company, and a significant stockholder of JPS), was converted into the right to receive $11.00 in cash.

As a result of the closing of the Merger, JPS was indirectly owned by both H&H Group and SPH Group Holdings. Following the expiration of the 20-day period provided in Section 262(d)(2) of the Delaware General Corporation Law for JPS stockholders to exercise appraisal rights in connection with the Merger, and in accordance with the Exchange Agreement, dated as of May 31, 2015, by and between H&H Group and SPH Group Holdings, the Company issued (“Issuance”) to H&H Group 1,429,407 shares of Company common stock and, following the Issuance, H&H Group exchanged (“Exchange”) those newly issued shares of Company common stock for all shares of JPS common stock held by SPH Group Holdings. As a result of the Exchange, H&H Group owns 100% of JPS.   JPS was subsequently merged with and into its wholly-owned subsidiary, HNH Acquisition LLC, a Delaware limited liability company, which was the surviving entity in the merger and was renamed JPS Industries Holdings LLC.  The 1,429,407 shares of Company common stock issued to SPH Group Holdings in the Exchange are the shares to be sold, from time to time, under this prospectus by the selling stockholder.

The Offering

Common stock outstanding prior to the offering	12,208,560 shares.

Common stock that may be offered by the selling stockholder	1,429,407 shares.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.
NASDAQ Capital Market Symbol	HNH
Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 for a discussion of information that should be considered before investing in our common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition, we operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Prior to making a decision about investing in our securities, you should carefully consider, in consultation with your own financial and legal advisers, the specific risks discussed in our other filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for our most recent fiscal year, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition, prospects, results of operations or cash flows could be materially and adversely affected. If any such event does occur, you may lose all or part of your original investment in the securities.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” See also “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). These statements appear in a number of places in this prospectus or the documents incorporated by reference herein and include statements regarding the Company’s intent, belief or current expectations, such as those relating to future business, future results of operations or financial condition, new or planned products or services, or management strategies. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements; however, this prospectus also contains other forward-looking statements in addition to historical information.

These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, those discussed in the “Risk Factors” section of this prospectus and elsewhere herein, and the other information appearing elsewhere in this prospectus and our other filings with the SEC. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

The selling stockholder will pay any underwriting discounts and commissions and any expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholder in disposing of securities covered by this prospectus.  We will bear the costs, fees and expenses incurred to effect the registration of securities covered by this prospectus, including all registration fees and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accounting firms.

SELLING STOCKHOLDER

This prospectus relates to the sale, from time to time following the date hereof, of up to 1,429,407 shares of our common stock by the selling stockholder named below, and its pledgees, assignees or other successors-in-interest.  The following table sets forth the name of the selling stockholder, the number of shares of common stock owned beneficially by the selling stockholder as of September 29, 2015, the number of shares of common stock that may be offered pursuant to this prospectus, and the number of shares of common stock to be owned by the selling stockholder after this offering, assuming the sale of all shares offered by this prospectus.  All of the information below with respect to the selling stockholder is based on information provided to the Company by the selling stockholder.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholder.  The registration of these shares does not require that any of the shares be offered or sold by the selling stockholder.  The selling stockholder may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.  After the date of effectiveness, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock.

Except as otherwise noted below, neither the selling stockholder nor any of its respective affiliates has held a position or office, or had any other material relationship, with us or our affiliates during the past three years.  The selling stockholder is not a broker-dealer or affiliate of a broker-dealer.

Information concerning the selling stockholder may change from time to time.  Any changed information will be set forth in an amendment to the registration statement or a supplement to this prospectus, to the extent required by law.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.  Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Shares Beneficially Owned Prior to the Offering		Maximum Number of	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percent(1)	Shares Offered	Number	Percent(1)
SPH Group Holdings LLC(2)	8,560,592	70.1%	1,429,407	7,131,185	58.4%
____________

(1)	The applicable percentage of ownership is based on 12,208,560 shares of common stock outstanding as of September 29, 2015.

(2)
Steel Holdings owns 99% of the membership interests of SPH Group LLC (“SPHG”).  SPHG is the sole member of SPH Group Holdings. Steel Partners Holdings GP Inc. (“Steel Holdings GP”) is the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Group Holdings. Accordingly, each of Steel Holdings, SPHG and Steel Holdings GP may be deemed to beneficially own the shares of common stock owned directly by SPH Group Holdings. The address of the selling stockholder is c/o Steel Holdings, 590 Madison Avenue, 32nd Floor, New York, NY 10022.

Material Relationship between Selling Stockholder and Company

As of September 29, 2015, SPH Group Holdings owned directly 8,560,592 shares of the Company’s common stock, representing approximately 70.1% of outstanding shares. The power to vote and dispose of the securities held by SPH Group Holdings is controlled by Steel Holdings GP. Warren G. Lichtenstein, our Chairman of the Board of Directors, is also the Executive Chairman of Steel Holdings GP. Certain other affiliates of Steel Holdings GP hold positions with the Company, including Jack Howard, as Vice Chairman and Principal Executive Officer, James F. McCabe, Jr., as Chief Financial Officer and Leonard J. McGill, as Chief Legal Officer.

The Company has entered into a management services agreement, as amended (“Management Services Agreement”), with SP Corporate Services LLC (“SP Corporate”). SP Corporate is an affiliate of Steel Holdings. Pursuant to the Management Services Agreement, SP Corporate provides the Company with certain executive and corporate services, including, without limitation, legal, tax, accounting, treasury, consulting, auditing, administrative, compliance, environmental health and safety, human resources, marketing, investor relations and other similar services rendered for the Company or its subsidiaries. The Management Services Agreement further provided that the Company pay SP Corporate a fixed annual fee of approximately $8.89 million, consisting of (a) $1.74 million in consideration of the executive services provided by SP Corporate under the Management Services Agreement and (b) $7.15 million in consideration of the corporate services provided by SP Corporate under the Management Services Agreement. On May 3, 2015, the Company and SP Corporate entered into an amendment to the Management Services Agreement to add operating group management services to the scope of corporate services to be provided pursuant to the Management Services Agreement and to adjust the fee for corporate services provided under the Management Services Agreement from $7.15 million to $8.81 million. In connection with the amendment, the Company also entered into a transfer agreement, dated May 3, 2015, with Steel Partners LLC (“Steel Partners”), pursuant to which three employees of the Company and its subsidiaries were transferred to Steel Partners, which will assume the cost of compensating those employees and providing applicable benefits.

PLAN OF DISTRIBUTION

The selling stockholder and any of its donees, pledgees, assignees, transferees or other successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

Except as otherwise provided herein, the selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
•	distribution to members, limited partners or stockholders of the selling stockholder;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell its securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer its securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement.

In connection with the sale of our securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling stockholder may also sell its securities short and deliver these securities to close out its short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the securities offered by it will be the purchase price of the security less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of its securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the selling stockholder named herein.

The selling stockholder also may resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the securities to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of its securities against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2014 and 2013 and for the years then ended, have been incorporated by reference herein in reliance on the report of BDO USA, LLP, independent registered public accounting firm, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of the Company for the year ended December 31, 2012, have been incorporated by reference herein in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.  The consolidated financial statements of ModusLink Global Solutions, Inc. (“ModusLink”), formerly CMGI, Inc., as of July 31, 2014 and for the year then ended, have been incorporated by reference herein in reliance on the report of BDO USA, LLP, independent registered public accounting firm, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.  The consolidated financial statements of ModusLink as of July 31, 2013 and for the two years then ended, have been incorporated by reference herein in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The consolidated financial statements of JPS as of and for the years ended November 1, 2014 and November 2, 2013 have been incorporated by reference herein in reliance on the report of Elliott Davis Decosimo, LLC, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including HNH.

We make available, free of charge on our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at http://www.handyharman.com — select the “Investor Relations” link and then the “SEC Filings” link.

We also make available, free of charge on our website, the charters of the Audit Committee, Compensation Committee, Nominating Committee, as well as the Code of Business Conduct and Ethics and the Corporate Governance Guidelines. These documents are posted on our website at http://www.handyharman.com — select the “Investor Relations” link and then the “Corporate Governance” link.

Copies of any of the above-referenced documents will also be made available, free of charge, upon written request to: Handy & Harman Ltd., Attn: Corporate Secretary, 1133 Westchester Avenue, Suite N222, White Plains, New York 10604.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. The documents we have incorporated by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 27, 2015;

•	Our Definitive Proxy Statement on Schedule 14A, filed on April 29, 2015 (those portions incorporated by reference into our Annual Report on Form 10-K);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, filed on April 30, 2015 and June 30, 2015, filed on July 29, 2015;

•
Our Current Reports on Form 8-K filed on January 26, 2015, January 27, 2015 (as it relates to Items 2.01 and 9.01), April 17, 2015, May 5, 2015, May 29, 2015, June 1, 2015, July 2, 2015 (as amended on August 4, 2015 and September 3, 2015), and July 16, 2015; and

•
The description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on December 4, 2008, and any other amendment or report filed for the purpose of updating such description.

All documents filed by HNH with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed incorporated by reference into this prospectus from the respective dates of filing such documents.

Any future filings HNH makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference until completion of the offering (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

We will provide a copy of the documents we incorporate by reference or refer to in this prospectus, at no cost, to any person that receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Handy & Harman Ltd., Attn: Corporate Secretary, 1133 Westchester Avenue, Suite N222, White Plains, New York 10604, (914) 461-1300.

You should read the information in this prospectus together with the information in the documents incorporated by reference.

Handy & Harman Ltd.

1,429,407 Shares of Common Stock
_______________

Prospectus
_______________

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$4,086
Legal Fees and Expenses	$15,000
Accounting Fees and Expenses	$125,000
Printing and Engraving Fees	$5,000
Miscellaneous	$2,000
TOTAL	$151,086

Item 15. Indemnification of Directors and Officers

The following is only a general summary of certain aspects of Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws related to indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article Eleventh of our Amended and Restated Certificate of Incorporation and Section 5.1 of our Amended and Restated  By-Laws.

     Section 145 of the DGCL permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys’ fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she served or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified against all expenses in connection therewith or resulting therefrom.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to Article Eleventh of our Amended and Restated Certificate of Incorporation and Section 5.1 of our Amended and Restated By-Laws, the Company will indemnify and hold harmless directors, officers, employee who were or are made or are threatened to be made a party or are otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by applicable law as it presently exists or is amended.

We also maintain insurance coverage relating to certain liabilities of directors and officers.

Item 16. Exhibits.

See the “Exhibit Index” which follows the signature pages to this registration statement and is incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

 (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on September 30, 2015.

HANDY & HARMAN LTD.

By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	Vice Chairman

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jack L. Howard and James F. McCabe, Jr. and each of them severally, his or her true and lawful attorneys-in-fact with full power to each of them to sign for him or her and in his or her name in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said registration statement and generally to do all such things in his or her name and behalf in his or her capacities as officers and directors to enable Handy & Harman Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signatures as they may be signed by his or her said attorneys-in-fact, or either of them, to said registration statement and any and all amendments (including post-effective amendments) thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren G. Lichtenstein
Warren G. Lichtenstein	Chairman of the Board	September 30, 2015

/s/ Jack L. Howard
Jack L. Howard	Vice Chairman and Director	September 30, 2015
(Principal Executive Officer)

/s/ James F. McCabe, Jr.
James F. McCabe, Jr. (Principal Financial Officer and Principal Accounting Officer)	Chief Financial Officer and Senior Vice President	September 30, 2015

/s/ Patrick A. DeMarco
Patrick A. DeMarco	Director	September 30, 2015

/s/ Robert Frankfurt
Robert Frankfurt	Director	September 30, 2015

/s/ John H. McNamara, Jr.
John H. McNamara, Jr.	Director	September 30, 2015

/s/ Garen W. Smith
Garen W. Smith	Director	September 30, 2015

/s/ Jeffrey A. Svoboda
Jeffrey A. Svoboda	Director	September 30, 2015

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of May 31, 2015, by and among Handy & Harman Ltd., Handy & Harman Group, Ltd., HNH Group Acquisition LLC, HNH Group Acquisition Sub LLC and JPS Industries, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2015).

3.1
Amended and Restated Certificate of Incorporation of the Company, as most recently amended, effective on January 3, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2012).

3.2	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2015).
3.3
Amended and Restated By-Laws of the Company, as most recently amended on November 24, 2008 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2010).

3.4	Amendment to Section 2.9 of the By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2012).
3.5	Amendment to Section 4.5 of the By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2012).
5.1	Opinion of Olshan Frome Wolosky LLP*
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm*
23.3	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*
23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm*
23.5	Consent of Elliott Davis Decosimo, LLC, Independent Auditor*
23.6	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
*	Filed herewith.